Exhibit 5.1

March 16, 2006

Mellon Financial Corporation

One Mellon Center

500 Grant Street

Pittsburgh, PA 15258

Re: Registration Statement on Form S-3 of Mellon Financial Corporation

This opinion is being furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the Prospectus that is a part of the Registration Statement (the “Prospectus”), filed by Mellon Financial Corporation (the “Company”) on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an indeterminate number of shares of Common Stock, $0.50 par value, of the Company (the “Shares”) to be sold by selling shareholders at indeterminate prices. In accordance with the Securities Act, the Registration Statement was effective upon filing with the Commission. The Prospectus contemplates that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”).

I, or those acting under my supervision, have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and records and have made such investigation of fact and such examination of law as I have deemed appropriate in order to enable me to render the opinions set forth herein. In conducting such investigation, I relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed herein are limited to matters governed by the laws of the Commonwealth of Pennsylvania and the federal laws of the United States of America.

Based upon and subject to the foregoing and subject to the additional qualifications set forth below, I am of the opinion that (i) the issuance of such of the Shares as are currently issued and outstanding has been duly authorized, (ii) the issuance of such of the Shares as are not currently issued and outstanding will, upon the taking of appropriate Board action relative to such issuance, be duly authorized, (iii) such of the Shares as are currently issued and outstanding have been validly issued, and are fully paid and nonassessable, and (iv) such of the Shares as are not currently issued and outstanding will, upon issuance in accordance with the aforesaid appropriate Board action, be validly issued, fully paid and nonassessable.

Mellon Financial Corporation

March 16, 2006

I consent to your filing of this opinion as an exhibit to the Registration Statement and to the use of my name therein and in the related Prospectus or Prospectus Supplement under the caption “Legal Matters.” By giving such consent, I do not hereby admit that I am within the category of persons whose consents are required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Carl Krasik